Exhibit 10.3

THE USE OF THE FOLLOWING NOTATION IN THIS EXHIBIT INDICATES THAT THE CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO ITEM 601(b)(10)(iv) WHEREBY CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED: [***]
FUND SERVICES AGREEMENT

This Agreement is entered into as of April 18, 2025, between Spirit Aviation Holdings, Inc. a Delaware corporation (collectively, with any of its subsidiaries and affiliates, and any and all successors thereto, “Client”), and Verita Global, LLC (together with its affiliates, “Verita,” and together with Client, the “Parties”).

In consideration of the premises set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1.SERVICES. Verita agrees to provide Client with account set-up, fund services and such other services as may be agreed by the Parties in writing and as listed on Exhibit A and Exhibit B (the “Services”). Client acknowledges and agrees that Verita, except as specifically provided herein, will only take direction from Client (including Client’s employees) with respect to the Services. Client agrees and understands that Verita shall not provide Client or any other party with any legal advice.

2.PRICES, CHARGES AND PAYMENT. Client will prepay Verita $1,000.00 (the “Prepayment”) for the Services within two (2) business day following date of entry into this Agreement. Verita shall provide Client monthly invoices showing the application of the Prepayment for Services provided under this Agreement. To the extent the Prepayment exceeds the fees and charges incurred by Verita for the Services at the time of disbursement of the Amount Held (as defined below) in accordance with Section 5 below or termination of the Agreement in accordance with Section 6 below, Verita promptly shall reimburse such excess amounts of the Prepayment to Client. Client shall have no obligation to Verita for any amounts incurred by Verita in connection with the Services in excess of the Prepayment.

3.RIGHTS OF OWNERSHIP. The Parties understand that the software programs and other materials furnished by Verita to Client and/or developed during the course of the performance of Services are the sole property of Verita. The term “program” shall include, without limitation, data processing programs, specifications, applications, routines, and documentation. Client agrees not to copy or permit others to copy the source code from the support software or any other programs or materials furnished to Client. Fees and expenses paid by Client do not vest in Client any rights in such property, it being understood that such property is only being made available for Client’s use during and in connection with the Services provided by Verita.

4.CONFIDENTIALITY. Each of Verita and Client, on behalf of themselves and their respective employees, agents, professionals and representatives, agrees to keep confidential all non-public records, systems, procedures, software and other information received from the other Party in connection with the Services; provided, however, that if either Party reasonably believes that it is required to produce any such information by order of any governmental agency or other regulatory body it may, upon not less than five (5) business days’ written notice to the other Party, release the required information. These provisions shall survive termination of Services.
5.BANK ACCOUNTS. Verita shall be authorized to establish an account (the “Account”) at Huntington Bank as agent for Client or as otherwise agreed by the Parties in the performance of the Services. This Account shall be deemed to have been opened at the direction of Client. Verita may from time to time receive interest, dividends or other earnings in connection with such deposits or investments as compensation for services provided under this agreement. Verita shall pay into the Account prior to disbursement at the rate equal to 175 bps per annum.
Client acknowledges that the Account will be held and maintained by Verita as agent for Client. The amount held totaling $2,000,000.00 (the “Amount Held”) in the Account, once transferred into the Account, is held at the sole risk of Client. The Amount Held in the Account shall not be considered property of Client within the meaning of 11 U.S.C. § 541. Except as expressly provided herein, the Amount Held shall not, in any manner, directly or indirectly, be assigned, hypothecated, pledged, alienated, or released from the Account (or otherwise dealt with in any manner that has the economic effect of any of the foregoing acts, on a current or prospective basis). Notwithstanding anything the contrary herein, the Amount Held shall, at all times, remain available for distribution in accordance with this Section 5.
As agreed by the Parties, the Amount Held shall (a) not be subject to set off by Verita, (b) not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any Party hereto and (c) be held and disbursed solely for the purposes and in accordance with the terms of this Agreement.

Verita shall disburse from the Account the Amount Held as promptly as practicable, and in any event within two (2) business days, following the date of receipt of a joint instruction (the “Joint Instruction”) from Client and Mr. David Davis (“Davis”). The Joint Instruction shall instruct Verita to disburse the Amount Held to either Davis or Client in accordance with the terms of Davis’ employment agreement with Client, effective April 16, 2025, or any duly executed amendment thereto (the “Employment Agreement”) and all amounts in excess of the Amount Held to Client. In the case of Client being subject to one or more cases pending under title 11 of the United States Code, Verita shall disburse from the Account the Amount Held to Davis solely upon receipt of an instruction from Davis, which must include confirmation of compliance with the terms of the Employment Agreement resulting in the Amount Held being payable to Davis and all amounts in excess of the Amount Held to Client.. Verita shall have no obligation to follow any instruction unless and until Verita is satisfied, in its sole discretion, that the persons executing the instruction are authorized to do so. If any amount to be released at any time or under any circumstances exceeds the balance in the Account, Verita will advise of the deficiency in writing, and if the instruction to release is re-confirmed in writing, Verita shall release the balance in the Account and shall have no liability or responsibility for any deficiency. Verita may rely upon and shall not be liable for acting or refraining from acting upon any written notice, court order, document, instruction or request furnished to it by Client, without being required to determine the authenticity or validity thereof or the correctness of any fact stated therein, the propriety or validity of the service thereof, or the jurisdiction of the court issuing any judgment or order. Verita may act in reliance upon any signature believed by it to be genuine, and may assume that such person has been properly authorized to do so by Client and / or Davis.
Client shall remain responsible for tax reporting. Verita, on behalf of Client, shall undertake only those tax reporting and withholding services as are reasonably requested by Client in writing. Any such tax related services shall be solely at the direction of Client and Verita may rely on the direction of the Company. Notwithstanding anything to the contrary herein, Verita agrees to (on behalf of Client) withhold in accordance with applicable law any applicable federal, state, local or foreign income, payroll or employment tax due in respect of the disbursement of any amount from the Account to Davis, as calculated by the Company in accordance with applicable law set forth in the Joint Instruction, and either remit such amounts directly to the Internal Revenue Service (or other applicable taxing authority) (on behalf of Client) or to Client for subsequent remittance to the Internal Revenue Service (or other applicable taxing authority), as directed by the Joint Instruction (the "Tax Withholding Actions"). Such Tax Withholding Actions shall be subject to such other procedures as determined by Verita and the Client, with the consent of Davis.
6.TERMINATION. The Services may be terminated by either Party, except in the case of clause (ii) which may only be triggered by Client, (i) upon thirty (30) days’ written notice to the other Party or (ii) immediately upon written notice for Cause (defined herein). Client may not terminate without Davis’ prior written consent. As used herein, the term “Cause” means gross negligence or willful misconduct of Verita that causes serious and material harm to Client. Termination of Services shall not prevent Verita from applying the Prepayment to pay all fees and expenses incurred prior to such termination.

In the event that the Services are terminated, regardless of the reason for such termination, Verita shall reasonably coordinate with Client to maintain an orderly transfer of funds held in an Account, data, programs, storage media or other materials furnished by Client to Verita or received by Verita in connection with the Services. Client agrees, such reasonable services in accordance with Verita’s then existing prices for such services, shall be deducted solely from the Prepayment. Client shall have no further obligations for such services.

7.LIMITATIONS OF LIABILITY AND INDEMNIFICATION. Client shall indemnify and hold Verita, its affiliates, members, directors, officers, employees, consultants, subcontractors and agents (collectively, the “Indemnified Parties”) harmless, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, judgments, liabilities and expenses (including reasonable counsel fees and expenses) (collectively, “Losses”) resulting from, arising out of or related to Verita’s performance of Services. Such indemnification shall exclude Losses resulting from Verita’s gross negligence or willful misconduct. Without limiting the generality of the foregoing, Losses include any liabilities resulting from claims by any third-parties against any Indemnified Party. Client shall notify Verita in writing promptly upon the assertion, threat or commencement of any claim, action, investigation or proceeding that Client becomes aware of with respect to the Services provided by Verita.

Except as provided herein, Verita’s liability to Client or any person making a claim through or under Client for any Losses of any kind, even if Verita has been advised of the possibility of such Losses, whether direct or indirect and unless due to gross negligence or willful misconduct of Verita, shall be limited to the greater of (i) the total amount billed to Client and paid to Verita for the Services and (ii) solely in the event of any loss of the Amount Held caused by Verita’s gross negligence or willful misconduct, the total Amount Held under Section 5. Other than indemnification obligations in this Agreement, in no event shall Client or Verita be liable for any indirect, special or consequential damages such as loss of anticipated profits or other economic loss in connection with or arising out of the Services. Client agrees that except as expressly set forth herein, Verita makes no representations or warranties, express or implied, including, but not limited to, any implied or express warranty of merchantability, fitness or adequacy for a particular purpose or use, quality, productiveness or capacity. The provisions of this Section 7 shall survive the termination of Services.
8.FORCE MAJEURE. Verita will not be liable for any delay or failure in performance when such delay or failure arises from circumstances beyond its reasonable control, including without limitation acts of God, acts of government in its sovereign or contractual capacity, acts of public enemy or terrorists, acts of civil or military authority, war, riots, civil strife, terrorism, blockades, sabotage, rationing, embargoes, epidemics, pandemics (except COVID-19), outbreaks of infectious diseases or any other public health crises, earthquakes, fire, flood, other natural disaster, quarantine or any other employee restrictions, power shortages or failures, utility or communication failure or delays, labor disputes, strikes, or shortages, supply shortages, equipment failures, or software malfunctions..

9.INDEPENDENT CONTRACTORS. Verita is and shall be an independent contractor of Client and no agency, partnership, joint venture or employment relationship shall arise, directly or indirectly, as a result of the Services or this Agreement.

10. THIRD PARTY BENEFICIARY. Each party acknowledges and agrees that Davis is hereby irrevocably designated as a third party beneficiary of this Agreement, that Davis is entitled to directly enforce the terms of this Agreement as if he were an original party hereto, and that, notwithstanding Section 13 of the Agreement, no amendment, modification, or waiver of this Agreement shall be effective without the written consent of Davis.

11.NOTICES. All notices and requests hereunder shall be given or made upon the respective Parties in writing, with copy to Davis, and shall be deemed as given at the location of the recipient as of the third business day following the day it is deposited in the U.S. Mail, first-class postage pre-paid or on the day it is sent by email during normal business hours, or if outside of normal business hours, on the next business day, or as given at the location of recipient on the day after the first business day it is sent if sent by overnight courier to the appropriate address set forth below or to such other address as the Party to receive the notice or request so designates by written notice to the other.

12.APPLICABLE LAW. This Agreement will be governed by and construed in accordance with the laws of the State of California, without giving effect to any choice of law principles.

13.ENTIRE AGREEMENT; MODIFICATIONS; SEVERABILITY; BINDING EFFECT. This Agreement constitutes the entire agreement and understanding of the Parties in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof. If any provision herein shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby. This Agreement may be modified only by a written instrument duly executed by the Parties and Davis. All of the terms, agreements, covenants, representations, warranties and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the Parties and Davis and their respective successors, heirs, and permitted assigns.

VERITA GLOBAL, LLC

/s/ Rebeca DeGroot
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CLIENT

_____________________________________________________
BY:
TITLE:
ADDRESS:

AUTHORIZED REPRESENTATIVE FOR WIRE CONFIRMATIONS FROM CLIENT

NAME: ______________________________________________

FIRM: _______________________________________________

TITLE: ______________________________________________

TELEPHONE NUMBER: ________________________________

EMAIL: ______________________________________________

AGREED AND ACCEPTED

_____________________________________________________
NAME: DAVID DAVIS
ADDRESS:
TELEPHONE NUMBER:
EMAIL:

[***]

AGREED AND ACCEPTED

_____________________________________________________
NAME: DAVID DAVIS
ADDRESS:
TELEPHONE NUMBER:
EMAIL:

[***]

NAME: ______________________________________________

FIRM: _______________________________________________

TITLE: ______________________________________________

TELEPHONE NUMBER: ________________________________

EMAIL: ______________________________________________

AGREED AND ACCEPTED

/s/David Davis
_____________________________________________________
NAME: DAVID DAVIS
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